UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 15, 2006

Cadence Financial Corporation

(Exact name of registrant as specified in its charter)

Mississippi	1-5773	64-0684755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 East Main Street

Starkville, MS 39759

(Address of Principal Executive Offices

and Zip Code)

(662) 343-1341

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) On December 15, 2006, the Board of Directors of Cadence Financial Corporation (the “Company”) announced the withdrawal of the listing of its common stock from the American Stock Exchange (the “AMEX”). The Company’s common stock will continue to trade on the AMEX until the market close on December 27, 2006 under the symbol “NBY.” The Company announced that it has been approved for listing on the NASDAQ Global Select Market under the symbol “CADE.” Trading on the NASDAQ is expected to commence on December 28, 2006.

Item 7.01 Regulation FD Disclosure.

In connection with the delisting of the Company’s common stock from the AMEX and the Company’s receipt of approval for listing on the NASDAQ Global Select Market, the Company issued a press release on December 15, 2006, which is being furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Cadence Financial Corporation Press Release, dated December 15, 2006, and furnished with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE FINANCIAL CORPORATION (Registrant)

Dated: December 15, 2006	By:	/s/ Richard T. Haston
	Name:	Richard T. Haston
	Title:	Executive Vice President; Chief Financial Officer; Treasurer